Registration Number: __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bernard, Allan & Edwards, Inc. (Name of small business issuer in its charter)

Florida (State or jurisdiction of incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	41-1964282 (I.R.S. Employer Identification No.)
1016 Shore Acres Drive, Leesburg, Florida 34748 (800) 769-1037
(Address and telephone number of principal executive offices)
1016 Shore Acres Drive, Leesburg, Florida 34748
(Address of principal place of business or intended principal place of business)
Michael B. McLaughlin, Sr. 1016 Shore Acres Drive Leesburg, Florida 34748 (800) 769-1037 With copies to M. Peter Amaral, Esq. P.O. Box 971086 Boca Raton, FL 33497-1086
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable following the effective date.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit (6)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock	177,100 shares	$4.00 (1)	$708,400.00	$177.10
Common Stock	1,416,800 shares	$1.25 (2)	$1,771,000.00	$442.75
Common Stock	442,750 shares	$4.00 (3)	$1,771,000.00	$442.75
Common Stock	200,000 shares	$4.50 (4)	$900,000.00	$225.00
Common Stock Unit	177,100 units	(5)	(5)	(5)
Warrant A	177,100 warrants	(5)	(5)	(5)
Warrant B	177,100 warrants	(5)	(5)	(5)
			TOTAL FEE PAID	$1,287.60

(1) Based upon the highest price at which the warrants contained in the Units may be exercised.

(2) Based upon the exercise price of the Warrant A.

(3) Based upon the exercise price of the Warrant B

(4) Based upon the exercise price of the Heartland Warrants

(5) Included in the calculation of the fee of the underlying common stock.

(6) There is no public market for the Company's securities. Used only for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

BERNARD, ALLAN & EDWARDS, INC.

Cross-Reference Sheet

Item	Caption	Location
1.	Front of Registration Statement and Outside Front Cover of Prospectus	Outside Front Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages
3.	Summary Information and Risk Factors	Not Applicable; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Determination of Offering Price
6.	Dilution	Dilution
7.	Selling Security Holders	Selling Security Holders
8.	Plan of Distribution	Plan of Distribution; Selling Security Holders
9.	Legal Proceedings	Business; Legal Proceedings
10.	Directors, Executive Officers, Promoters and Control Persons	Management
11.	Security Ownership of Certain Beneficial Owners and Management	Principal Stockholders
12.	Description of Securities	Description of Securities
13.	Interest of Named Experts and Counsel	Interest of Named Experts and Counsel
14.	Disclosure of Commission Position on Indemnification for Securities Act Liability	Indemnification of Officers and Directors
15.	Organization within Last Five Years	Organization within Last Five Years; Recent Sales of Unregistered Securities
16.	Description of Business	Business; Risk Factors; Financial Statements; Use of Proceeds
17.	Management's Discussion and Analysis or Plan of Operation	Management's Discussion and Analysis of Financial Condition and Results of Operation
18.	Description of Property	Description of Property
19.	Certain Relationships and Related Transactions	Certain Relationships and Related Transactions
20.	Market for Common Equity and Related Stockholder Matters	Description of the Common Stock and Other Securities; Market for Common Equity and Related Shareholder Matters
21.	Executive Compensation	Executive Compensation
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures	Not Applicable

SUBJECT TO COMPLETION

Dated May 31, 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THIS IS AN INITIAL PUBLIC OFFERING PROSPECTUS

177,100 COMMON STOCK UNITS BY SELLING SECURITY HOLDERS
CONSISTING OF
177,100 COMMON SHARES BY SELLING SECURITY HOLDERS
177,100 WARRANT A BY SELLING SECURITY HOLDERS
177,100 WARRANT B BY SELLING SECURITY HOLDERS

AND

1,859,550 COMMON SHARES UPON EXERCISE OF WARRANT A AND WARRANT B

AND

200,000 COMMON SHARES UPON EXERCISE OF THE HEARTLAND WARRANTS

BERNARD, ALLAN & EDWARDS, INC.

Common Stock Units, No Par Value

This Prospectus relates to the offering by holders or prospective holders of securities of Bernard, Allan & Edwards, Inc. (the "Selling Security Holders") of: 177,100 Common Stock Units, each Unit comprising 1 share of Common Stock, no par value per share (the "Common Stock"), one Warrant A, and one Warrant B; 2,036,650 shares of Common Stock (the "Common Stock"), no par value per share, of the Company, 1,859,550 of which are issuable upon the exercise of the Company's outstanding redeemable warrants (the "Redeemable Warrants") for the purchase of 1,416,800 shares of Common Stock at an exercise price of $1.25 per share for the Warrant A (the "Redeemable Warrant A Exercise Price"), expiring twelve months from the effective date of the Registration Statement related to this Prospectus, and 442,750 shares of Common Stock at an exercise price of $4.00 per share for the Warrant B (the "Redeemable Warrant B Exercise Price"), expiring eighteen months from the effective date of the Registration Statement related to this Prospectus,. Each Redeemable Warrant is redeemable at a price of $.02 per warrant, provided that (i) notice of redemption is given to the Redeemable Public Warrantholders not less than 30 days prior to redemption; (ii) the average of the closing bid and asked quotations of the Units shall have been at least $2.00 or more for 20 consecutive trading days for the Warrant A, and $5.00 or more for 20 consecutive trading days for the Warrant B; and (iii) holders of Redeemable Warrants shall be entitled to exercise Redeemable Warrants until the close of business on the day prior to the date fixed for redemption. An additional 200,000 shares of Common Stock are issuable upon the exercse of the Heartland Warrants at an exercise price of $4.50 per share of Common Stock for a period of three years following the effective date of the registration statement related to this Prospectus.

The 177,100 Common Stock Units, the 177,100 shares of Common Stock, the 177,100 Warrant A, and the 177,100 Warrant B to be sold by Selling Security Holders will be offered immediately upon effectiveness of this Registration Statement, but the Selling Security Holders have not yet determined any specific plan of distribution. Such Common Stock and Redeemable Warrants may be sold by the Selling Security Holders in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, or at fixed prices, which may be changed. The Selling Security Holders may effect such transactions by selling the Units, the Common Stock or Redeemable Warrants to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Common Stock or Redeemable Warrants for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). The 200,000 shares of Common Stock issuable upon exercise of the Heartland Warrants will be offered by the Selling Security Holders from time to time upon exercise of such warrants if an when any such exercise shall occur. See "Plan of Distribution" and "Selling Security Holders."

None of the proceeds of the sale of the Units or the sale of the Common Stock or the sale of the Redeemable Warrants A or B by the Selling Security Holders will be received by the Company. The Company could receive approximately $3,542,000 of gross proceeds from the exercise of the currently outstanding Redeemable Warrants A and B, and $900,000 of gross proceeds from the exercise of the outstanding Heartland Warrants. However, the exercise of any of such warrants is not assured.

Bernard, Allan & Edwards, Inc., a Florida corporation (the "Company") was organized in February, 2000. Bernard, Allan & Edwards was originally formed to become an operating company in the retail internet business and changed its direction in late 2000 to become a non-operating holding company for subsidiaries that would provide various financial services to consumers. The Company currently has two subsidiaries, Bernard, Lee & Edwards Securities, Inc. ("BLE"), a NASD registered broker-dealer organized 1989, and Accounting Services Acquisition Partners, Inc.("ASAP"), recently organized in 2001 for the purpose of acquiring existing tax preparation and accounting business. See "Business of the Company."

It is anticipated that there will not be an active secondary market for the Company's securities following this Offering. No such secondary market presently exists, and if any such market were to develop, there can be no assurance that it would provide the holders of any Units, the Warrants or the Common Stock with liquidity of investment. See "Description of the Common Stock and Securities of the Company." See also "Risk Factors - Investment Risks" and the separate categories thereunder.

THIS IS AN INITIAL PUBLIC OFFERING ("IPO"). THE UNITS, COMMON STOCK, AND REDEEMABLE WARRANTS ARE SPECULATIVE SECURITIES AND AN INVESTMENT HEREUNDER SHOULD BE UNDERTAKEN ONLY AFTER CAREFUL EVALUATION OF THE RISK FACTORS AND THE OTHER INFORMATION SET FORTH IN THE PROSPECTUS. FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING THESE SECURITIES. SEE "RISK FACTORS" AT PAGE 5 HEREOF.

THESE SECURITIES ARE BEING OFFERED ON A BEST EFFORTS BASIS BY THE SELLING SECURITY HOLDERS. THE COMPANY WILL NOT RECEIVE ANY PROCEEDS FROM THE SECURITIES BEING OFFERD BY THE SELLING SECURITY HOLDERS ALTHOUGH IT WOULD RECEIVE PROCEEDS FROM THE EXERCISE OF THE WARRANTS BEING OFFERED HEREIN. NO MINIMUM AMOUNT OF COMMON STOCK UNITS OR OTHER SECURITIES MUST BE SOLD IN THE OFFERING. WE ARE NOT MAKING AN OFFER TO SELL COMMON STOCK UNITS OR ANY OTHER SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE COMPLETENESS, ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

This is our initial public offering, and no public market currently exists for our securities. The price per share of Common Stock and per Common Stock Unit used to calculate the registration fee and to determine dilution with respect to the securities being sold by the Selling Security Holders reflect the exercise price of the Redeemable Warrants and the Heartland Warrants, respectively, and may not reflect the market price of our shares at any time after this Offering.

	PRICE TO THE PUBLIC PER UNIT OR PER SHARE	AGGREGATE PRICE TO THE PUBLIC	PROCEEDS TO SELLING SECURITYHOLDERS	PROCEEDS TO THE COMPANY (1)(2)
PER COMMON STOCK UNIT COMPRISING 1 SHARE OF COMMON STOCK, 1 WARRANT A, 1 WARRANT B	$4.00 (3)(5)	$708,400 (1)	$708,400	$0
PER SHARE OF COMMON STOCK, NO PAR VALUE	$4.50 (4)(5)	0 (1)	$900,000	$0
TOTAL				$$0

(1) The securities are being offered by the Selling Security Holders. Bernard, Allan & Edwards is not negotiating with and does not currently have any agreements concerning the use of the services of any National Association of Securities Dealers, Inc. ("NASD") member broker-dealer as an agent to assist in the sales of the securities being offered by the Selling Securities Holders herein, and accordingly, is not obligated to pay any commissions in connection with the sale of the securities. See "Plan of Distribution of Selling Security Holders. The sale of securities by the Selling Security Holders will not result in any proceeds to the Company. The amount received by the Company in the above table is the aggregate price at which warrantholders may buy Common Stock from the Company upon the exercise of the Warrant A and Warrant B. The above table assumes the exercise of all the warrants and the receipt by the Company of all proceeds from such exercise without deductions or expenses.

(2) Before deducting other expenses incurred in connection with the Offering payable by Bernard, Allan & Edwards estimated at approximately $33,688. The Selling Security Holders are not responsible for any of the expenses of this Offering but will be responsible for commissions and concessions connected with the sale of their securities.

(3) Based upon the exercise price of Warrant B at $4.00 per warrant. See "Description of Securities."

(4) Based upon the exercise price of Heartland Warrants at $4.50 per warrant. See "Description of Securities."

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

No Bernard, Allan & Edwards employee, broker-dealer, salesman or other person has been authorized to give any oral information or to make any oral representation other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Bernard, Allan & Edwards. This Prospectus does not constitute an offer of any securities other than those to which it relates or to any person in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

The date of this Prospectus is May 31, 2001.

AVAILABLE INFORMATION

A Registration Statement on Form SB-2 relating to the shares offered hereby has been filed by the Company with the Securities and Exchange Commission (the "Commission"). This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement may be inspected and copied at the offices of the Commission at 450 Fifth Street, N. W., Washington, D. C. 20549 and at regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D. C., upon the payment of the fees prescribed by the Commission. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company intends to furnish to its shareholders annual reports containing financial statements audited by an independent public accounting firm.

________________

Neither the Issuer nor any affiliate thereof knowingly does business with the government of Cuba or with any person or affiliate located in Cuba.

RISK FACTORS

Investors should consider, among other things, the following factors in connection with the purchase of the Common Stock Units and other securities being offered herein. This enumeration of risk factors is not complete and prospective investors should not assume that these factors would cover every possible risk of purchasing securities in the Company. Investors, and their financial advisors, if any, are strongly encouraged to visit the corporate offices of the Company, and to meet with and ask questions of management of the Company prior to making an investment decision.

Business and Company Risks

NO BUSINESS HISTORY. Other than with respect to our broker-dealer subsidiary, we have no operating history upon which an evaluation of the Company and its prospects can be based. The lack of history makes it difficult to assess the ability of management to make profitable acquisitions, control expenses, and manage the problems frequently encountered by all companies in the early stages of development. In deciding whether to purchase these securities, you should consider our prospects in light of the risks, expenses, and difficulties frequently encountered by a small business beginning operations in a highly competitive industry.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ACQUIRE EXISTING TAX PREPARATION AND ACCOUNTING BUSINESSES. We are in the development stage of our new line of business and we believe that our success will depend on our ability to acquire existing tax preparation and accounting businesses, and to operate those businesses profitability. No assurance can be given that our business model will be successful or that it will experience revenue growth or ever be profitable. It is difficult to forecast our future growth rate, if any, and its ultimate size. If our business fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our products and services do not achieve or sustain market acceptance, our business, results of operations, and financial condition will be materially, adversely affected. Because of the uncertainty of these events you should not purchase these securities unless you are able to lose the entire amount of your investment in the securities.

LOSSES MAY OCCUR FOR THE FORESEEABLE FUTURE. Our only operating business at the date of this Prospectus, the broker-dealer subsidiary, experienced an operating loss of ($42,799) for the fiscal year ending December 31, 1999 and an operating profit of $24,426 for the fiscal year ending December 31, 2000. We anticipate that the implementation of our business model will increase our operating expenses, although we are not able to forecast the dollar amount or percentage of such increase, especially in the areas of product development, and general and administrative expenses. To the extent that increases in our operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if we are unable to adjust operating expense levels accordingly, our business, results of operations, and financial condition would be materially and adversely affected. There can be no assurance that we will ever achieve or sustain profitability, or that our operating losses will not continue to increase in the future without a commensurate increase in revenue.

UNCERTAINTY ABOUT LONG TERM LIQUIDITY AND CAPITAL RESOURCES. There can be no assurance that we will be successful in raising a sufficient amount of capital through the exercise of the Redeemable Warrants or otherwise, or in internally generating from operations a sufficient amount of capital to meet our long term operating requirements. If we are unable to generate the required amount of capital, our ability to meet our obligations and to continue our operations will be adversely affected. We could cease operations or seek the protection of the bankruptcy laws. The occurrence of either event would most likely result in a total loss of the amount that you had invested in our securities.

LACK OF BRAND IDENTITY. Establishing and maintaining brand identity will become a critical part of our efforts to expand our business model and to promote client relationships. We believe that the importance of brand recognition can only increase as low barriers to entry encourage the proliferation of competing businesses. If we fail to promote our brand successfully, or if we incur excessive expenses in an attempt to promote and maintain our brand, our business, results of operations and financial condition would be materially and adversely affected. Promotion and enhancement of our brand will also depend, in part, on our success in providing high quality products and services to the customers that we hope to obtain in the acquisition of existing tax preparation and accounting businesses. Such success cannot be assured. If the operators of the businesses we acquire, or their customers, do not perceive our relationship to be of high quality, or if we introduce new products or services that are not favorably received by such parties, the value of our brand would be diluted. Such brand dilution could decrease the attractiveness of our business model to potential acquirees, and could materially and adversely affect our business, results of operations and financial condition.

CONTROL BY MANAGEMENT GROUP. In the aggregate, direct and beneficial ownership of the Company's shares of Common Stock by Management and Directors represent approximately 69% of the Company's issued and outstanding shares of Common Stock, and approximately 57% of such issued and outstanding stock if all the securities being offered herein are purchased and all warrants are exercised. Hence, the Management Group has control of the corporation with respect to the election of directors, approval of business combinations, and all other matters that may require shareholder approval or consent.

DEPENDENCE ON KEY PERSONNEL. The Company's performance is substantially dependent on the performance of its senior management. In particular, the Company's success depends on the continued efforts of its senior management team, especially Mike McLaughlin and Thomas LaRossa. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. Although Messrs. McLaughlin and LaRossa have substantial share interests in the Company at present, the Company does not have agreements in place, which bind its senior management to the Company. In addition, the Company does not hold "key-man" insurance for its executive officers. See "Management."

The Company's future success will also depend on its ability to retain and attract highly qualified managerial personnel and a variety of independent contractors. The Company anticipates that the number of its employees and independent contractors will increase in the next several months. Wages for managerial and technical employees, and commissions and fees for independent contractors may increase into the foreseeable future due to the competitive nature of the job market. There can be no assurance that the Company will be able to attract and retain highly qualified personnel in the future or that it will be able to retain its key managerial and technical personnel.

INTENSE COMPETITION. The income tax preparation and financial planning services industry is highly competitive. The Company's competitors include well established companies specializing in income tax preparation as well as companies that provide general financial services. Many of these, which include H+R Block, Inc., Gilman & Ciocia, H.D. Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field, and many well-known brokerage and other firms in the financial services field, have significantly greater financial and other resources than the Company, and have established brand identities, some internationally. No assurance can be given that the Company will be able to compete successfully with these older, more established companies. See "Business-Competition." There can be no assurances that the Company will be able to compete successfully against its current or future competitors, or that such competition will not have a material adverse effect on the Company's business, results of operations and financial condition.

ADDITIONAL FINANCING REQUIREMENTS. The Company anticipates that it may experience negative operating cash flow for the foreseeable future as a result of significant spending on infrastructure and development of its business model. Accordingly, the Company may need to raise additional funds in a timely manner in order to fund its anticipated expansion, introduce new services or products, respond to competitive pressures, or acquire complementary products, businesses or technologies. If additional funds are raised through the non public issuance of equity or convertible debt securities, the percentage ownership of the Common Stockholders of the Company will be reduced. Common Stockholders may experience additional dilution as such newly issued securities may have rights, preferences or privileges senior to those of the holders of the Common Stock. The Company does not currently have any contractual restrictions on its ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict the Company's operations. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund its expansion, take advantage of acquisition opportunities, develop or enhance services or products or respond to competitive pressures.

A SIGNIFICANT COMPONENT OF OUR GROWTH STRATEGY IS ACQUISITIONS, AND OUR FAILURE TO COMPLETE FUTURE ACQUISITIONS SUCCESSFULLY WOULD REDUCE OUR EARNINGS AND SLOW OUR GROWTH. Our business strategy emphasizes growth through strategic acquisitions, but we may not be able to identify tax preparation and small accounting businesses for acquisition, or we may not be able to make acquisitions on terms that we consider economically acceptable. If we are successful in completing acquisitions of tax preparation and small accounting businesses we may not be able to operate these acquisitions profitably. There is intense competition for acquisition opportunities in our industry and many of our competitors are more experienced and better capitalized. Competition for acquisitions may increase the cost of, or cause us to refrain from, completing acquisitions. Our strategy of completing acquisitions is dependent upon, among other things, our ability to complete these acquisitions in cashless transactions, that is for stock of the Company with little or no cash investment on our part required. Our ability to pursue our growth strategy will be hindered if we are not able to complete cashless transactions or if we are not able to obtain additional debt or equity financing.

Our ability to grow through acquisitions and to manage that growth will require us to invest in operational, financial and management information systems and to attract, retain, motivate, and effectively manage our employees and retain our independent contractors. The inability to manage the integration of acquisitions effectively could reduce our focus on subsequent acquisitions and current operations, which, in turn, could negatively impact our earnings and growth. Our financial position and results of operations may fluctuate significantly from period to period, based on whether or not significant acquisitions are completed in particular periods, and whether or not those acquisitions are managed successfully.

We are presently evaluating acquisition opportunities, some of which are of substantial size and value as compared to our present operations. If we are not successful in completing this acquisition process in a cashless transaction, we would be required to alter or increase substantially our capitalization to finance these acquisitions through the use of cash, issuance of additional debt or equity securities, borrowing funds or otherwise. There is no assurance that we would be successful in increasing our capitalization on reasonable terms through additional offerings or otherwise.

DILUTIVE EFFECT AND UNCERTAINTY OF FUTURE ACQUISITIONS. As part of our business strategy, we expect to review acquisition prospects that could complement our existing financial services business and implement our business model of acquiring existing tax preparation and accounting businesses Future acquisitions by us could result in dilutive issuance's of equity securities, large and immediate write-offs, the incurrence of debt and contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could materially and adversely affect our business, results of operations and financial condition. Furthermore, acquisitions entail numerous risks and uncertainties, including difficulties in the assimilation of operations, personnel, technologies, products and information systems of the acquired companies, the diversion of management's attention from existing business concerns, the risks of entering geographic and business markets in which we have no or limited prior experience and the potential loss of key employees of acquired organizations. We have not made any acquisitions in the past. No assurance can be given as to our ability to successfully integrate any businesses, products, technologies or personnel that might be acquired in the future, and our failure to do so could have a material adverse effect on our business, results of operations and financial condition.

WE WILL RECEIVE NO PROCEEDS FROM THE SALE OF SECURITIES BY SELLING SECURITY HOLDERS IN THIS OFFERING. Some of the securities being offered herein are being offered by the Selling Security Holders. We will not receive any proceeds from the sale of these securities. The Company could receive approximately $4,442,000 of gross proceeds from the exercise of the currently outstanding Redeemable Warrants and the Heartland Warrants. However, the exercise of any of such warrants is not assured.

MANAGEMENT'S BROAD DISCRETION OVER THE ALLOCATION OF THE COMPANY'S PROCEEDS UPON THE EXERCISE OF WARRANTS MEANS THAT PROCEEDS COULD BE USED FOR RISKY VENTURES NOT APPROVED BY THE SHAREHOLDERS. The Company could receive up to $4,442,000 in gross proceeds from the exercise of the Redeemable Warrants and Heartland Warrants. Management of the Company will have broad discretion with respect to the use of the proceeds it may receive from the exercise, if any, of the warrants contained in the units being sold by the Selling Security Holders. Because Management will retain control of the Company following this offering they may use such proceeds to make untimely acquisitions or risky ventures not approved by the shareholders.

NO ASSURANCE OF DIVIDENDS. The Company will be dependent upon operations for funds to pay dividends on its Common Stock, if and when such dividends are declared. No assurance can be given that future earnings of the Company will be sufficient to permit the legal payment of dividends on Common Stock to Company shareholders at any time in the future. Even if the Company may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Company's Board of Directors, which Board is likely to remain controlled by management of the Company. Although dividends have been declared and paid with respect to the broker-dealer subsidiary in a period before it was acquired by the Company, the Board may in its sole discretion decide not to declare dividends on its Common Stock at any time in the future.

CONTINGENT RISKS. In the ordinary course of its business, the Company is subject to possible claims made against it by web site users, client companies, and investors arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees, officers and agents of the Company, and failures by the Company to comply with various laws and regulations applicable to its business. There are currently no such claims pending against the Company. However, any claims asserted in the future may result in legal expenses or liabilities that could have a material adverse effect on the Company's results of operations and financial condition.

RISKS RELATED TO THIS OFFERING

INVESTORS WILL INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION. If you purchase shares in this offering either through purchase of the units or through the exercise of any warrants, you will experience immediate and substantial dilution in pro forma net tangible book value per share based on our book value as of March 31, 2001 of $143,245 or $.057 per share of Common Stock. Net tangible book value per share represents the amount of our total assets less our total liabilities, divided by the number of shares of our Common Stock outstanding immediately after the offering but before the exercise of any warrants, options or other securities that may be convertible into Common Stock. Based upon an estimated offering price of $4.50 per unit, the exercise price of the Warrant B, purchasers of units in this offering would realize an immediate, substantial dilution of $4.443 per share of Common Stock.

OUR STOCK PRICE COULD BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES IN THIS OFFERING AND COULD RESULT IN LITIGATION. The trading price of our stock is likely to be volatile. The stock market has experienced extreme volatility in recent years and may continue to do so in the future. We cannot be sure that an active public market for our stock will develop or if an active market should develop that it would continue after this offering. Investors may not be able to sell their stock at or above our initial public offering price, if at all. The price for our stock will be determined in the marketplace and may be influenced by many factors, including the following:

  variations in our financial results or those of companies that are perceived to be similar to ours;
  changes in earnings estimates by industry research analysts;
  investors' perceptions of us; and
  general economic, industry and market conditions.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of our management's attention and resources and may therefore have a material adverse effect on our business, financial condition and results of operations.

NO PUBLIC MARKET HAS EXISTED FOR OUR SHARES AND AN ACTIVE TRADING MARKET MAY NOT DEVELOP OR BE SUSTAINED. This is our initial public offering and before this offering, there has been no public market for our Common Stock. We cannot assure you that an active trading market will develop or be sustained after this offering. You may not be able to resell your shares within a reasonable time or at or above the initial public offering price. There can be no assurance that the market price of our Common Stock after this offering will relate to our book value, assets, past operating results, financial condition or any other established criteria of value. Therefore, the initial public offering price or the price at which you may purchase units or the other securities being offered herein may not be indicative of the market price for our shares of Common Stock or other securities after this offering.

THE SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK AFTER THIS OFFERING MAY CAUSE OUR STOCK PRICE TO FALL. The market price of our shares of Common Stock could decline as a result of sales of substantial amounts of our Common Stock in the public market, or the perception that substantial sales could occur, after the closing of this offering. These sales also might make it difficult for us to sell shares in the future at a time and at a price that we deem appropriate. After this offering, we will have 2,524,600 outstanding shares of Common Stock. Of these, 177,100 may be resold immediately in the public market. If all the Redeemable Warrants are exercised the number of outstanding shares will increase to 4,384,150 of which 2,036,650 may be immediately resold in the public market. The exercise of the Heartland Warrants will increase the number of outstanding shares to 4,584,150 with 2,236.650 immediately available for resale in the public market. The remaining 2,357,500 shares, or 51% of our total outstanding shares, would continue to be restricted from immediate resale under the federal securities laws but may be sold into the public market in the near future subject only to volume limitations and certain other restrictions under Rule 144 of the Securities Act of 1933.

OUR BOARD OF DIRECTORS HAS THE AUTHORITY TO ISSUE PREFERRED STOCK, WHICH COULD DETER TAKEOVER BIDS EVEN IF THOSE BIDS ARE IN THE STOCKHOLDERS' BEST INTERESTS. We have 3,000,000 shares of authorized and unissued preferred stock. These shares of preferred stock could be issued to third parties selected by management or used as the basis for a stockholders' rights plan, which could have the effect of deterring potential acquirers. The ability of the board of directors to establish the terms and provisions of different series of preferred stock could discourage unsolicited takeover bids from third parties even if those bids are in the stockholders' best interests.

WE MAY NOT BE ABLE TO OBTAIN OR MAINTAIN THE QUOTATION OF OUR COMMON STOCK ON THE NASDAQ BULLETIN BOARD, WHICH WOULD MAKE IT MORE DIFFICULT FOR STOCKHOLDERS TO DISPOSE OF OUR COMMON STOCK. We intend to have our Common Stock quoted on the Nasdaq OTC Bulletin Board ("OTCBB"). Even if it is accepted for quotation, we cannot guarantee that it will always be available for OTCBB quotations. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our Common Stock were not quoted on the OTCBB, trading in our Common Stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their Common Stock and more difficult to obtain accurate quotations on our Common Stock. This could have an adverse effect on the price of the Common Stock.

OUR STOCK PRICE IS BELOW $5.00 PER SHARE, OUR STOCK WILL BE TREATED AS A "PENNY STOCK", WHICH WILL PLACE RESTRICTIONS ON BROKER-DEALERS RECOMMENDING THE STOCK FOR PURCHASE. The Securities and Exchange Commission (SEC) has adopted regulations that define "penny stock" to include Common Stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

  broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;
  broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;
  broker-dealers must disclose current quotations for the securities;
  if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market; and
  a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customer's account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. If our Common Stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our Common Stock, if such trading market should occur.

NO LIQUIDITY - LACK OF TRADING MARKET. The Company does not presently have any market makers for the Common Stock or any other securities issued by the Company. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is not within the control of the Company or any market maker. Even with a market maker, factors such as the limited size of the offering means that there can be no assurance of an active and liquid market for the Common Stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of Common Stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

ARBITRARY DETERMINATION OF OFFERING PRICE. The amount and the price of the Common Stock being offered by the Selling Securityholders is reflective of the exercise price of the Redeemable Warrants, and has been established arbitrarily and bears no relationship to the Company's asset value, book value, net worth, or any other established criteria of value. The offering prices of the units, and the Redeemable Warrants were determined arbitrarily based on our assessment of the possible earnings potential of the Company and our belief in what may constitute and attractive share price to potential investors in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This prospectus contains "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about: - our market opportunity; - our strategies; - competition; - expected activities and expenditures as we pursue our business plan, and - the adequacy of our available cash resources. These statements appear in a number of places in this report and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) trends affecting the Company's financial condition or results of operations, (ii) the Company's business and growth strategies, (iii) the Internet and Internet commerce and (iv) the Company's financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The accompanying information contained in this prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and results of Operation" and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement

SELECTED FINANCIAL DATA

The following tables summarize the selected consolidated financial data for Bernard, Allan & Edwards, Inc. for the 12 month period ended December 31, 2000 and the 3 month period ended March 31, 2001. With respect to the consolidated statement of operations data, which statements include all adjustments that in the opinion of management of Bernard, Allan & Edwards, Inc., are considered necessary for a fair presentation of the operating results and financial position for and at the end of such period. Results are not necessarily indicative of results expected for any future period. This selected financial data is qualified in its entirety by the more detailed financial statements, including the notes thereto, included elsewhere herein. See "Index to Financial Statements."

BERNARD, ALLAN & EDWARDS, INC.
A DEVELOPMENT STAGE COMPANY

Statement of Operations Data

12 Months Ended December 31, 2000 and
3 Months Ended March 31, 2001

(actual numbers)

	12 Months Ended December 31, 2000	3 Months Ended March 31, 2001
INCOME
Commissions and other income	-	93,537
Interest income	867	1,170
TOTAL INCOME	867	94,707

EXPENSES
Commission expense	-	58,604
Clearing expense	-	9,362
Legal & professional		7,630
Other	3,690	18,379
TOTAL EXPENSES	3,690	93,975

Income Taxes	-	-

NET INCOME	(2,823)	732

Per common share data
Net income	(2,823)	732
Per common share	(.001)	(.000)
Cash dividends declared:	-	-

Balance Sheet Data

As of
December 31, 2000
and
March 31, 2001

(actual numbers)

	December 31, 2000	March 31,2001

Assets:

Cash	60,902	102,859
Receivables		2,871
Clearing deposits		35,000
Other	1,031	25,577

TOTAL ASSETS	61,933	166,607

Liabilities:

Accounts payable and accrued expenses	0	23,362

TOTAL LIABILITIES	0	23,362

Stockholder's Equity, common stock, no par value per share	64,756	64,801
Preferred stock, no par value per share	-	-
Additional paid in capital		358,721
Deficit Accumulated During The Development Stage	(2,823)	(269,778)

TOTAL STOCKHOLDERS' EQUITY	61,933	143,245

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	61,933	166,607

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following should be read in conjunction with the Consolidated Financial Statements of Bernard, Allan & Edwards, Inc. and the notes thereto included elsewhere in this Prospectus.

Plan of Operation

The Company's general plan of operation for the next 12 months is to concentrate on expanding its client base of United States consumers by acquiring established small tax preparation and accounting businesses located primarily in Florida. If we are successful in this venture, we believe that the additional clients will provide numerically greater opportunities for the Company's broker dealer subsidiary to provide these clients with products and services from which it will earn commissions and fees. The Company also intends to increase the number and variety of financial products and services it can offer to its clients by expanding into tax and estate planning, mortgages, and insurance products although it presently has no specific time table for when these new products and services may become available.

Liquidity

At the date of this Prospectus, we have about $102,000 in cash to provide liquidity to our continuing operations over the next 12 months. Monthly revenue from our existing broker-dealer operations over the next 12 months is expected to range between $20,000 and $40,000, or $240,000 to $480,000 annually. Recurring monthly expenses over the same period are expected to range between $18,000 and $35,000 per month, or $216,000 to $420,000 annually. Our actual revenue and expenses over the next 12 months may vary considerably from our estimates, and with respect to our broker-dealer operations, will depend in large part on stock market conditions and the US economy in general as well as investor perceptions of these conditions at any time. Our existing cash resources along with our anticipated revenue from operations would allow us to continue to operate on a limited scale consistent with our past performance for a minimum of the next 12 months if no acquisitions are made and no additional financial services customers are signed up, and if no additional revenue is produced from other, new lines of business, and if none of the proceeds from the exercise of the Redeemable Warrants associated with this Offering, if any should occur, are applied for corporate purposes. In the event that the Company is required to raise cash to implement its business plan beyond currently anticipated needs over the next 12 months, Management believes that the Company could successfully raise up to $500,000 in cash through a private placement of its preferred or Common Stock, or through debt, or some combination of these securities. Any additional issuance of Common Stock or any security that would be convertible into Common Stock would dilute the respective percentage of ownership of the Common Stockholders prior to such financing. The Company is not in default of any or in breach of any note, loan, lease or other indebtedness or financing arrangement requiring immediate payment of any material amount that would adversely affect the Company's cash position or operations.

As proceeds are received from this Offering, and as revenue from operations allow, we intend to implement that part of our business plan calling for the acquisition of tax preparation businesses and small accounting firms in the South Florida area. We anticipate that the greater portion of expenses related to this activity will consist of travel, lodging, and related expenses, and after one or more suitable acquisition candidates are determined that the dominant cost related to this activity will become legal and accounting expenses.

The company currently operates out of dedicated residential office space contributed by its chief executive officer. As support personnel are added the company may decide to move to commercial offices at an estimated $24,000 annual rental. If this move is completed the Company would likely purchase or lease about $10,000 of additional office equipment.

USE OF PROCEEDS FROM SALE OF SECURITIES BEING OFFERED BY THE SELLING SECURITY HOLDERS

The Company will not receive any of the proceeds from the sale of Units, Redeemable Warrants, Heartland Warrants or the 177,100 shares of Common Stock by the Selling Security Holders; all proceeds will be paid directly to the Selling Security Holders. See "Selling Security Holders." The Company could receive up to $4,442,000 of gross proceeds from the exercise of all of the currently outstanding Redeemable Warrants and the Heartland Warrants. However, such exercise of any of the outstanding warrants is not assured.

The Company estimates that it will incur approximately $33,688 in expenses relating to this offering and intends to use the net proceeds from the exercise of the warrants, if any, for working capital purposes. Such funds will not be kept separate from other funds of the Company and collectively will be used to pay all obligations of the Company including compensation to the officers. No proceeds are allocated specifically to any other payment, directly or indirectly, to directors, officers or their affiliates. The officers of the Company have broad discretion over the use of proceeds. See "Risk Factors -- Management's Broad Discretion Over the Allocation of the Company's Proceeds Means that Proceeds Could Be Used for Risky Ventures Not Approved by Shareholders. "

USE OF PROCEEDS FROM EXERCISE OF WARRANTS BEING OFFERED BY THE SELLING SECURITY HOLDERS

Generally, the net proceeds resulting from the exercise of warrants will be utilized by the Company for its general corporate purposes. Other net proceeds resulting from the exercise of any warrants will be utilized by the Company to finance future growth of the Company's business by facilitating the acquisition of tax preparation and accounting business, and development or expansion of the Company's existing business and operations. See "Description of Business" The greatest amount and percentage of proceeds from the exercise of warrants, if any, will be used to fund the Company operating expenses for the several months following such exercise. None of the proceeds from this Offering or the exercise of any warrants would be allocated to the immediate payment to management and promoters of any fees, reimbursements or past salaries. See "Risk Factors -- Management's Broad Discretion Over the Allocation of the Company's Proceeds Means that Proceeds Could Be Used for Risky Ventures Not Approved by Shareholders. "

The precise amounts and timing of the application of such proceeds will depend upon many factors, including, but not limited to, the exercise of the Redeemable Warrants and the amount of any such proceeds, actual funding requirements of the Company from time to time and the availability of other sources of financing. Within these broad parameters, management will have full discretion with respect to the application of the proceeds. Until such time as the proceeds are utilized, they will be invested in liquid, short-term investments or commercial bank accounts. There are no formal restrictions with respect to the types of short-term investments that may be made by the Company but, in practice, the Company typically places such funds in its money market account pending their use.

The sale and issuance of securities upon the exercise of Redeemable Warrants will result in proceeds directly to the Company as follows:

PRICE TO THE PUBLIC	UNDERWRITING DISCOUNTS AND COMMISSIONS (3)	PROCEEDS TO THE ISSUER(4)(5)
1,416,800 shares @ $1.25 (1)(2)	-0-	$ 1,771,000 (1)(2)
442,750 shares @ $4.00 (1)(2)	-0-	1,771,000 (1)(2)
200,000 shares @ $4.50 (1)(2)		900,000(1)(2)
TOTAL	-0-	$ 4,442,000

(1) The 1,416,800 shares of Common Stock issuable at $1.25 per share consist of the shares issuable upon the exercise of the 117,100 currently outstanding Redeemable Warrants A; the 442,750 shares of Common Stock issuable upon the exercise of the 117,100 currently outstanding Warrant B; the 200,000 shares of Common Stock issuable upon exercise of the Heartland Warrants

(2) The above table assumes the exercise of all 117,100 of the Redeemable Warrant A at an exercise price of $1.25 per share; the exercise of all 117,100 of the Redeemable Warrant B at an exercise price of $4.00 per share, and the exerciseof all 200,000 Heartland Warrants at an exercise price of $4.50 per share.

(3) The securities registered hereunder will not be sold through an underwriter.

(4) All expenses of this registration other than commissions and concessions which may be paid by the Selling Security Holders, are payable by the Company, and are estimated at $33,688. The Selling Security Holders are not paying any of the costs associated with this registration. The expenses payable by the Company in connection with the issuance and distribution of the securities being registered are estimated, where appropriate, as follows:

Securities and Exchange Commission Fees.............	$ 1,288
Transfer/Warrant Agent's Fee and Expenses..........	900
Accounting Fees and Expenses................................	3,000
Blue Sky Fees and Expenses....................................	4,500
Printing Expenses ....................................................	1,000
Legal Fees.................................................................	22,000
Miscellaneous.........................................................	1,000
TOTAL....................................................................	$33,688

(5) The price received by the Company is the price at which warrantholders may buy Common Stock upon the exercise of the Redeemable Warrants.

The precise amounts and timing of the application of such proceeds will depend upon many factors, including, but not limited to, the amount of any such proceeds, actual funding requirements of the Company from time to time and the availability of other sources of financing. Within these broad parameters, management will have full discretion with respect to the application of the proceeds. Until such time as the proceeds are utilized, they will be invested in liquid, short-term investments or commercial bank accounts. There are no formal restrictions with respect to the types of short-term investments that may be made by the Company but, in practice, the Company typically places such funds in a money market account pending their use.

DESCRIPTION OF THE COMMON STOCK AND OTHER SECURITIES

Common Stock, no par value

There are 30,000,000 authorized shares of Common Stock, no par vale per share. As of March 31, 2001 there were 2,524,600 shares of Common Stock issued and outstanding among 48 stock holders. This is the only class or series of Common Stock authorized by the Restated Articles of Incorporation. The Company has never paid a dividend on the Common Stock. The Board of Directors has determined that it intends to continue this policy.

Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record. There are no cumulative voting rights. Each holder of our Common Stock is also entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. We have never paid any dividends on our Common Stock, and we do not anticipate declaring or paying dividends in the foreseeable future. It is anticipated that any earnings which may be generated from our operations will be used to finance our growth and will not be used to pay dividends on our Common Stock. The holders of our Common Stock are also entitled to share ratably in any distribution of our assets upon liquidation of the Company after payment of all debts and liabilities. All of the outstanding shares of Common Stock are fully paid and non-assessable. There are no preemptive rights, conversion rights, redemption provisions or sinking fund provisions with respect to our shares of Common Stock.

We can issue up to 30,000,000 shares of Common Stock (27,475,400 are currently available to be issued), and up to 3,000,000 shares of Preferred Stock. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the shareholders of the Company will be reduced. Shareholders may experience additional dilution as such securities may have rights, preferences or privileges senior to those of the holders of the Common Stock. The Company does not currently have any contractual restrictions on its ability to incur debt and, accordingly, the Company could also incur significant amounts of indebtedness to finance its operations. Any one or a combination of these factors would dilute the respective ownership of each holder of Common Stock.

Preferred Stock, no par value

There are 3,000,000 authorized shares of Preferred Stock. No Preferred Shares have been issued. The terms of class or series, including the preferences, limitations, and relative rights for any Preferred Shares shall be determined by the Board of Directors without a vote of any stock holders before the issuance of any Preferred Shares.

Warrant A and Warrant B (the warrants)

Warrant A gives the holder the right to acquire eight shares of the Company's common stock for each warrant A at an exercise price of $1.25 per share. Warrant B gives the holder the right to acquire two and one-half shares of the Company's common stock for each warrant B at an exercise price of $4.00 per share. The warrants cannot be exercised until the effective date of a registration statement filed with the Securities and Exchange Commission for the purpose of registering Warrant A and Warrant B. Warrant A will expire twelve months from said effective date, and Warrant B will expire eighteen months from said date. The warrants will remain effective during the exercise period, and the Company's board of directors has the right to extend expiration dates as long as the registration statement filed with the SEC is kept current. The Company will have the right to call the warrants upon thirty days written notice to warrant owners, and it will pay $.02 per warrant for each warrant not exercised. Warrant A cannot be called unless the bid price of the Company's common stock is $2.00 or higher for a period of twenty consecutive trading days, and Warrant B cannot be called unless the bid price of the common stock is $5.00 or higher for twenty consecutive trading days.

Heartland Warrants

The Heartland Warrants give the holder the right to acquire 1 share of Common Stock per warrant at an exercise price of $4.50 per share. There are 200,000 Heartland Warrants currently outstanding. The warrants will expire three years from the effective date of the registration statement to which this Prospectus relates. Holders may exercise any number of warrants from time to time, and at any time, at the exercise price up to the expiration date. The Company does not intend to make the Heartland Warrants a separately tradeable security distinct, and apart from the 200,000 shares of Common Stock underlying the warrants.

THIS OFFERING IS BEING SELF-UNDERWRITTEN

This offering is being self-underwritten. That means, among other things, that we do not have an underwriter that will introduce the Company to its customers or to other potential investors. We do not reasonably expect that any analyst will follow our Company and its Common Stock upon the completion of this offering. The lack of an underwriter during this offering, and the lack of analyst coverage following the offering will hamper the liquidity in our Common Stock in the secondary market following the completion of this offering. An additional factor that may hamper the liquidity of our Common Stock is the lack of any market makers for our securities. We intend to seek the services of one or more market makers upon the completion of this offering with the expectation that such market maker(s) would take the steps necessary to have our Common Stock quoted on the NASDAQ OTCBB. The lack of liquidity will make it difficult for you to sell any shares that you may purchase in this offering. Additionally, the lack of liquidity in a security is often accompanied by a large spread between the price that investors must pay to purchase a security (the ask) and the price at which that investor could reasonably sell the same security (the bid) without any intervening factors that could affect that security's market price. All these factors affecting the liquidity of your investment in our Common Stock will be exacerbated by the likely status of our Common Stock as a "penny stock." See "Risk Factors - Risks Related to this Offering."

DESCRIPTION OF BUSINESS

GENERAL

Bernard, Allan & Edwards, Inc. (the "Company") was incorporated in Florida on February 7, 2000. At the time of its organization the Company was named Internet E-Street.com, Inc. We intended at that time to pursue a niche business involving the design and development of internet web sites for small-medium sized retail businesses. We changed our business focus partly in response to the extreme volatility being exhibited in the US stock market for the shares of public companies similarly engaged in internet commerce, and partly because the low cost of entry into this line of business was likely to create continuous competitive pressures on the markets we could serve effectively, and on the amounts we could charge for our services, which factors we believed would negatively impact our ability to provide a reasonable return on investment to our shareholders.

STRATEGY

We determined that Bernard, Allan & Edwards would pursue a business strategy whereby it would become a management and holding company for its operating subsidiaries which would provide various financial services to middle and upper income United States consumers. As the first step in implementation of that strategy we acquired Bernard, Lee & Edwards Securities, Inc. ("BLE") , a NASD registered broker dealer, on March 16, 2001. The acquisition was accomplished in a tax free exchange of Common Stock whereby we exchanged 1,247,500 shares of our Common Stock for all the outstanding Common Stock of Bernard, Lee & Edwards Securities. On March 22, 2001 we incorporated in Florida a wholly owned subsidiary called Accounting Services Acquisition Partners, Inc. ("ASAP").

We intend to provide a wide range of financial products and services to our customers including personal and business accounting, tax and financial planning, estate planning, long term investments such as annuities and mutual funds, loans and mortgages, and various insurance products. We intend to use ASAP to acquire small tax preparation and accounting businesses in the State of Florida initially. We believe that this strategy will provide an opportunity for accelerated growth in the number of customers qualified to purchase our products and services, and for rapid growth in the revenue stream which such sales would generate. We believe that many professional tax preparation businesses and accounting firms have a unique relationship founded on service, loyalty and trust with their established clientele and that when providing tax preparation and accounting services to this clientele that many opportunities will arise to provide a wide range of financial services and products. We believe that many small tax preparation and accounting business do not have a practicable exit strategy when it comes time to retire or sell their businesses.

We understand that it is common practice in certain regions of South Florida that these kinds of business are sold at one times annual revenue with payout arrangements commonly extending over five or more years. Based on these assumptions we believe that there is a substantial universe of potential acquisition candidates in Florida who would be willing to be acquired in exchange for Common Stock issued to them by a publicly traded company. We have had discussions with the principals of some tax preparation and accounting business and have made some preliminary evaluations of those businesses, but no acquisitions have occurred at the date of this Prospectus, and none is immediately pending. In the event that an acquisition does occur, or should an acquisition become probable, during any period in which we offer or sell the securities in this offering, we will file a post-effective amendment to the registration statement related to this Prospectus to reflect in the amendment any facts or events which, individually or together, represent a fundamental change in the information which had been provided in such registration statement.

Although our senior management is experienced in investment banking operations including mergers and acquisitions, they are not experienced in acquiring tax preparation and accounting businesses, nor are they experienced in operating such businesses. We may not be able to identify suitable tax preparation and small accounting businesses for acquisition, or we may not be able to make acquisitions on terms that we consider economically acceptable. If we are successful in completing acquisitions of tax preparation and small accounting businesses we may not be able to operate these acquisitions profitably. There is intense competition for acquisition opportunities in our industry and many of our competitors, such as American Express, H&R Block, and Gilman & Ciocia are considerably more experienced, have a greater number of employees qualified to evaluate and manage these kinds of operations, and are better capitalized and able to offer potential acquisition candidates cash or combinations of cash and securities in well-known, established companies. Although we intend to pursue acquisitions of a size which may not be attractive to our previously mentioned larger competitors, competition for acquisitions from these or other competitors may increase the cost of, or cause us to refrain from, completing certain acquisitions. Our strategy of completing acquisitions is dependent upon, among other things, our ability to complete these acquisitions in cashless transactions, that is for stock of the Company with little or no cash investment required on our part. Our ability to pursue our growth strategy will be hindered if we are not able to complete these cashless transactions or if we are not able to obtain additional debt or equity financing to fashion more flexible offers.

BROKER DEALER SUBSIDIARY

Our broker dealer subsidiary, Bernard, Lee & Edwards Securities, Inc. ("BLE") is a NASD registered broker dealer that is qualified to do business in 24 states. We acquired 100% of BLE in a stock for stock exchange with the BLE shareholders on March 16, 2001. BLE has been a retail firm since its inception in January, 1989 and it currently offers all the products and services of a full service brokerage firm., including mutual funds, managed accounts, stocks, bonds, money markets. BLE also provides limited investment banking services.

BLE operates through independent contractors in all the states in which it is qualified and conducts business. Its business practices require that it enter into independent contractor agreements with registered and qualified individuals and entities ("Independents"). Independents that operate as entities, for example a corporation, may employ any number of registered individual brokers who are called sub-agents. BLE requires a minimum deposit of $20,000 upon execution of the entity agreement if any entity will employ sub-agents. Additional deposit amounts are imposed at the discretion of BLE if management determines that such an additional deposit was prudent in the circumstances.

The entity agreement allows independents to do business under BLE's NASD license in the states where BLE is registered as a broker dealer. Independents may apply for registration in additional states but they are personally responsible for the costs of such registration. The entity agreement establishes specific standards of ethical conduct and practice and BLE retains the right to terminate Independents in any state if said standards are violated. Independents with sub-agents provide Series 24 General Principal personnel for on site supervision of their retail operations. Independents are allowed to employ account openers in accordance with NASD regulations. Independents are allowed to submit agency trades only to the BLE clearing correspondent, JB Oxford & Company, for execution. (See "Management").

Under no circumstances is BLE liable for any financial commitments made by Independents which may be necessary to operate their business, including such items as rent, utilities, computer networks and software, bad trades, sub-agent commissions, FICA, and other taxes, etc. BLE is paid a percentage of the gross commissions generated each month by the Independents before any expenses are deducted. BLE is paid a percentage which ranges from 10% to 40% with respect to entities, and 40% with respect to most individual Independents. These percentages will vary with gross production levels. Commission checks are paid directly to BLE by its clearing firm. BLE deducts its percentage and other expenses, if any, and forwards the balance on to its Independents.

BLE is an introducing broker on a fully disclosed basis through a clearing arrangement with JB Oxford & Company in Beverly Hills, CA. The clearing firm provides clearing services, handles the Company's customers' funds, and holds securities. We pay our clearing firm a fee for each trade cleared. We currently have $35,000 on deposit with JB Oxford.

Gross revenues earned primarily on commissions from customer transactions was $89,195 for the fiscal year ending December 31, 1999 and $409,341 for the fiscal year ending December 31, 2000. Expenses during fiscal 1999 were $131,994 and BLE experienced a net loss of ($42,799) for that year. Expenses during fiscal 2000 were $384,915 and BLE experienced a net profit of $24,426 for fiscal 2000. The substantial increase in revenue and expenses from fiscal 1999 to fiscal 2000 is due primarily to the establishment of a New York City office that resulted in more sales and the payment of more commissions to our independent contractors.

OUR PROPOSED METHOD OF OPERATION

We intend to provide a wide range of financial products and services to our customers including personal and business accounting, tax and financial planning, estate planning, long term investments such as annuities and mutual funds, loans and mortgages, and various insurance products. Presently, through our broker dealer subsidiary we are able to offer our customers all the products and services of a full service brokerage firm, including mutual funds, managed accounts, stocks, bonds, money markets, and limited investment-banking services. We intend to provide accounting services, tax and financial planning, estate planning, and loans and mortgages by engaging independent contractors to provide those specialized services, or by acquiring small business firms which have completed all licensing and other regulatory requirements, if any, for the products and services which they provide, and which are already established in one or more of these fields.

We believe that the acquisition of established tax preparation businesses offer a practical opportunity to rapidly expand our customer base for financial products and services. We consider as true the hypothesis that professional tax preparation services are used primarily by middle to upper income consumers who comprise the major demographic for the purchase of the kinds of financial products and services presently offered, and to be offered in the future, by the Company. The trend in the provision of financial products and services as demonstrated by such established companies as American Express and H&R Block is to provide qualified customers with the convenience of "one-stop" shopping for these products and services. We believe also that many tax preparation professionals enjoy a relationship of confidence and trust with their clients and may be able to suggest financial products and services that more closely match the particular needs of these clients than other financial services providers.

We anticipate that upon the completion of the acquisition of any tax preparation business that the principals or employees of that acquisition may require special preparation and training to become licensed as securities registered representatives, mortgage brokers, or insurance agents, as the case may be. Drawing upon the experience of our management in the securities industry, we are setting up an in-house training program for those persons who desire to become securities registered representatives following any such acquisition. License preparation for status as a mortgage broker or salesman, or as an insurance agent will be provided by third parties.

Initially we will restrict our search for suitable tax preparation acquisition candidates to the State of Florida. The Florida Society of Enrolled Agents ("FSEA") is a not-for-profit organization comprised of Enrolled Agents who are licensed by the US Treasury to represent taxpayers before the Internal Revenue Service. The FESA website lists about 300 members in Florida who are tax professionals with expertise in tax preparation from individuals to small businesses and corporations. The actual number of potentially suitable tax preparation business acquisition candidates in Florida is unknown and it is believed to be substantially higher than the number of members of The Florida Society of Enrolled Agents.

We intend to remain consistent with our established business practices concerning the operation of the broker dealer subsidiary and the utilization of independent contractors to sell full service brokerage firm financial products and services. We do not anticipate that the number of employees of the broker dealer subsidiary will increase beyond that which may be required to perform necessary clerical and administrative functions commensurate with the then existing volume of business. Although there is no definite plan to do so, we intend to organize or acquire additional subsidiaries, if necessary, to operate as a licensed mortgage broker or salesman, or as a licensed insurance agency.

The Company will earn commissions from the provision of financial products and services whether those products and services are provided directly by properly licensed personnel who are the Company's independent contractors or through a commission sharing arrangement with unrelated entities when customers are referred to such unrelated entities. In every case, the commissions will be earned by a subsidiary that is regulated by the appropriate federal or state agency for that product or service. The establishment of appropriate policies and procedures and operational compliance overview for each separate regulated line of business will be provided by the senior management of the holding company that has many years of experience in this area.

The Company's business of preparing income tax returns will subject it to potential civil liabilities under the Internal Revenue Code (the "Code"). Although the Company intends to establish policies and procedures which will assure compliance with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties respecting its intended tax preparation business. In addition, the Company does not presently maintain any professional liability or malpractice insurance and there is not present intention to obtain such insurance coverage. Although the Company believes that it complies, and will comply in the future, with all applicable laws and regulations for its present and intended lines of business, no assurance can be given that the Company will not be subject to professional liability or malpractice suits the cost of which could materially and adversely affect the Company's operations and financial condition.

The Company's tax preparation business is likely to be conducted predominantly in the months of February, March and April when most individuals prepare their federal, state and local income tax returns. We may be required at some time in the future to establish a credit facility to provide additional funding during the off season and perhaps also during the peak season when we will likely be required to hire temporary tax preparation personnel.

COMPETITION

The income tax preparation and financial planning services industries are highly competitive. The Company's competitors include companies specializing in income tax preparation as well as companies that provide general financial services. Many of these, which include H+R Block, Inc., H.D. Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field, and many well-known brokerage and other firms in the financial services field, have significantly greater financial and other resources than the Company, and established brand identities. No assurance can be given that the Company will be able to compete successfully with these older, more established companies. There can be no assurances that the Company will be able to compete successfully against its current or future competitors, or that competition will not have a material adverse effect on the Company's business, results of operations and financial condition.

Our market is intensely competitive and the products and services that we plan to offer may become subject to intense pricing pressures. The cost of entry into the tax preparation business, and the financial services business is very low. These pricing pressures could result in a reduction in our revenue that could materially, adversely affect our operations and our financial condition.

There can be no assurance that we will be successful in implementing our business plan, or that our products and services will gain acceptance in the marketplace, or that even if our products and services do gain acceptance, that we will be able to achieve a market share that will be adequate to generate enough revenue to meet our ongoing expenses.

A significant deterioration in general economic conditions in the United States would have an adverse effect on our business, results of operation and our financial condition. Professional tax preparation and many financial services are typically discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages and salaries, business conditions, interest rates, availability of credit and taxation, for the economy as a whole and in regional and local markets where we operate. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact our results of operations or financial condition. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and stock purchases and cause a material adverse effect on our revenues and profitability.

LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding. The Company may become involved from time to time in routine litigation that is incidental to its business.

DESCRIPTION OF PROPERTY

At the date of this Prospectus the Company and its broker dealer subsidiary operate from dedicated, residential office space contributed by its Chief Executive Officer who is authorized to receive $1,000 per month as rent but has not done so. As and when administrative employees are added in the future we may relocate the executive office to commercial space at an estimated monthly cost of $2,000. The broker-dealer subsidiary operates primarily through independent contractors and is not obligated under any long term property leases in any location. The broker dealer subsidiary maintains 450 sq. ft. of office space in Massachusetts on a month to month basis at a cost of $450 per month.

EMPLOYEES

At the date of this Prospectus the Company does not have any full time employees for accounting purposes, although its senior management, Michael B. McLaughlin, Sr. and Thomas LaRossa devote substantially all of their time to the affairs of the Company. Additional management and professional services are provided, from time to time, as needed, by various professionals and independent contractors. (See "Use of Proceeds" and "Management's Discussion and Analysis" and "Description of Business")

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Michael B. McLaughlin, Sr. 63, Director, Chief Executive Officer, Secretary. Mr. McLaughlin has many years of experience in investment banking operations, underwriting, and acquisitions and mergers. He became a licensed securities broker in 1965. He was employed by various over-the-counter firms in Minneapolis, MN for 10 years and advanced through the positions of sales manager and manager of the underwriting department. From 1976 through 1988 he invested in real estate, participated in private placements, was involved in real estate limited partnerships, and acted as a self-underwriter for Wireless Data Solutions, Inc. during its IPO. From 1988 to February, 1999 he was the Chief Executive Officer of Wireless Data Solutions, Inc., a public company. During this time period he founded Bernard, Lee & Edwards Securities, Inc., a NASD registered broker-dealer, and has served as its Chief Executive Officer since inception in 1989.

Thomas E. LaRossa, 69, Director, President, Treasurer. Mr. LaRossa is also the President, Treasurer, and Financial-Operations Principal (FINOP) of Bernard, Lee & Edwards Securities since 1997. He has been employed in the securities industry since 1953 and has served in several capacities for a number of broker-dealers in New York and Florida. Mr. LaRossa has many years of experience in broker dealer operations, including trading, market making, sales and trade practices, surveillance, supervisory and operational procedures, customer suitability, and other important compliance areas. He is past president of the Cashiers' Association of Wall Street and has acted as NASD arbitrator. Mr. LaRossa holds a Bachelor of Arts from Pace College, NY, NY.

At the date of this Prospectus only two members of the maximum nine members constituting the entire Board of Directors have been elected. The By-Laws permit the existing members of the Board of Directors to fill vacancies for a period up to the remaining term of any such vacancy. The current members anticipate that additional qualified members will be appointed to the Board of Directors over the next several months.

Under Florida corporation law, no director of the Company shall be personally liable for monetary damages as such for any action taken by such director, or any failure on the part of such director to take any action, unless (I) such director has breached or failed to perform the duties of his office as set forth under applicable law; and (II) such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, except as otherwise provided by applicable law. Bernard, Allan & Edwards's Articles of Incorporation also provide that, if Florida law is hereafter amended to authorize the further elimination of limitation of the liability of the directors of Bernard, Allan & Edwards, then the liability of such directors shall be eliminated or limited to the fullest extent permitted by applicable law.

The Articles of Incorporation and the Bylaws (the "Bylaws") of Bernard, Allan & Edwards provide that the Company shall, to the full extent permitted by the laws of the State of Florida, as amended from time to time, indemnify all persons whom they may indemnify pursuant thereto. The Bylaws of Bernard, Allan & Edwards also provide that the Company may obtain insurance on behalf of such persons.Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

This item provides disclosure of all cash, non-cash, plan and non-plan compensation awarded to, earned by, or paid to the named executive officer and director for all services rendered in all capacities to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Underlying Options/SAR#	All Other Compensation
Michael B. McLaughlin, Sr.	2000	$10,000	0	0	0	0	0
CEO,CFO, Secretary			0	0	0	0	0

Thomas E. LaRossa	2000	0	0	0	0	0	0
President, Treasurer			0	0	0	0	0

AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR END OPTIONS/SAR VALUES

No options or SARs were exercised in the fiscal year ending December 31, 2000.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS

No options were granted as compensation to any persons during fiscal 2000. No stock appreciation rights (SARs) were granted as compensation to any persons in fiscal 2000.

STOCK OPTION PLAN

The Board of Directors has proposed and the shareholders have approved on March 16, 2001 the Incentive Stock Option Plan to grant 1,000,000 options to purchase 1,000,000 common shares of the Company's Common Stock at prices and upon terms to be determined by the Board of Directors or the Stock Option Committee if an when such committee shall come into existence. No options have been granted as of the date of this Prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or has an interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of March 31, 2001 by the directors of the Company, the Named Officers, each person known by the Company to be the beneficial owners of five percent (5%) or more of the Common Stock of the Company, and all directors and officers of the Company as a group.

Name and Position (if applicable)	Number of Common Shares Beneficially Owned (1)	Percentage of Class
Michael B. McLaughlin, Sr. Director, CEO, Bernard, Allan & Edwards, Inc. 1016 Shore Acres Drive Leesburg, FL 34748	1,266,000 (2)	50.15% (2)

Thomas E. LaRossa, Bernard, Allan & Edwards, Inc., Director, President, 1016 Shore Acres Drive Leesburg, FL 34748	525,000 (3)	20.80% (3)

Wyman Taylor, Director, Heartland Industries, Inc., 1016 Shore Acres Drive, Leesburg, FL 34748	441,000 (4)	21.43% (4)

Heartland Diversified Industries, Inc. 1016 Shore Acres Drive, Leesburg, FL 34748	429,000 (2,3,4)	16.99% (2,3,4)

Bernard, Lee & Edwards Securities, Inc., 1016 Shore Acres Drive, Leesburg, FL 34748, subsidiary	100,000 (2,3,4)	3.96% (2,3,4)

All executive officers and directors as a group (2 persons)

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The number of shares presented beside Michael B. McLaughlin, Sr. in the above table includes the aggregate of shares of Common Stock owned by Mr. McLaughlin and his wife (635,000); and by reason of his beneficial ownership of the Common Stock held by Heartland Diversified Industries, Inc.(429,000); and by reason of his custodial control of Common Stock owned by his children (102,000), and by reason of his managerial control of Bernard, Lee & Edwards Securities, Inc. (100,000).

(3) The number of shares presented beside Thomas E. LaRossa includes the aggregate of shares of Common Stock owned directly by him (425,000) and by reason of his status as a director of Bernard, Lee & Edwards Securities, Inc. (100,000).

(4) The number of shares presented beside Wyman Taylor include the aggregate of shares of Common Stock owned directly by him (12,000) and by reason of his status as a director of Heartland Industries, Inc. (429,000).

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Common Stock

There is no public trading market for shares of the Company's Common Stock, no par value per share (the "Common Stock"). As of the date hereof, there are 48 beneficial holders of record of the 2,524,600 shares of Common Stock that are issued and outstanding. The number of outstanding shares of Common Stock would increase by 2,036,650 to 4,561,250 if the holders exercised all the currently outstanding warrants. The timing of the exercise of any warrants is unknown. All, a portion, or none of the currently outstanding warrants may eventually be exercised at prices ranging from $1.25 to $4.50 per share of Common Stock.

Following this Offering we intend to present our Company to market makers to have our Common Stock quoted on the Nasdaq OTC Bulletin Board ("OTCBB"). The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our Common Stock were not quoted on the OTCBB, trading in our Common Stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their Common Stock and more difficult to obtain accurate quotations on our Common Stock. This could have an adverse effect on the price of the Common Stock.

Following this Offering, and before the exercise of any warrants, there will be 177,100 shares of Common Stock available for secondary trading in the public market. The lack of liquidity in our Common Stock is likely to make the trading price our Common Stock volatile and subject to wide fluctuations, assuming that any trades do occur in the secondary market. Additionally, our stock price may become subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products and services by us or our competitors, changes in financial estimates by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to ours and other events or factors. In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of our Common Stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on our business, results of operations and financial condition. It is possible that wide fluctuations in the trading price of our Common Stock could result in class action litigation against us, which even if such actions were successfully defended, would result in large expenses that would have a material, adverse effect on financial condition.

Under Rule 15g-9 of the Exchange Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless: (a) such sale or purchase is exempt from Rule 15g-9; (b) prior to the transaction the broker or dealer has (1) approved the person's account for transaction in penny stocks in accordance with Rule 15g-9, and (2) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and (c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment. The Securities and Exchange Commission adopted regulations that generally define a penny stock to be any equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (1) an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years; (2) except for purposes of Section 7(b) of the Exchange Act and Rule 419, any security that has a price of $5.00 or more; and (3) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System. It is likely that shares of Common Stock, assuming a market were to develop therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the Common Stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell our Common Stock and the ability of shareholders to sell their securities in the secondary market. Moreover, our shares may only be sold or transferred by our shareholders in those jurisdictions in which an exemption for such "secondary trading" exists or in which the shares may have been registered

We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our Common Stock in the foreseeable future. The payment of dividends is entirely within the discretion of the Board of Directors and will depend, among other things, upon our earnings, our capital requirements, and our financial condition, as well as other relevant factors.

Potential future Rule 144 sales may impact the value of our Common Stock. As of March 31, 2001 of the thirty million shares of our Common Stock authorized, there were issued and outstanding 2,524,600 of which 2,347,500 are restricted shares as that term is defined under the Securities Act, and may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of 1 year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to the greater of (i) 1% of our outstanding Common Stock or (ii) the average weekly trading volume for the four week period prior to the proposed date of sale, every 3 months. Additionally, Rule 144 requires that an issuer of securities make adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of Sections 13 or 15(d) of the Exchange Act and of Rule15c2-11 thereunder. Rule 144 also permits, under certain circumstances, that sale of shares by a person who is not an affiliate (and has not been an affiliate for the 90 day period preceding the proposed sale) of the company and who has satisfied a 2 year holding period without any quantity limitation and whether or not there is adequate current public information available.

Our Articles of Incorporation authorize the issuance of up to thirty million shares of Common Stock. It is our intention to issue more shares at one or more times in the future. Sales of substantial amounts of Common Stock (including shares that may become issuable upon the exercise of stock options, the conversion of other securities into Common Stock, and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the Common Stock and our ability to raise equity capital in the future.

PLAN OF DISTRIBUTION

It is presently anticipated that the Company will not employ the services of a broker-dealer or dealers as an agent to assist the Company in the sales of the Common Stock Units. The Company has determined to not offer the services of its broker-dealer subsidiary for purposes of offering the Common Stock Units for the Selling Securityholders. Although there is no present intention to do so, if the broker-dealer subsidiary of Bernard, Allan & Edwards, should assist in the sale of the Common Stock and other securities, it will comply with the requirements of Schedule E to the Bylaws of the National Association of Securities Dealers, Inc. If the broker-dealer subsidiary or any other broker-dealers are used in connection with this Offering, the Company will file a post-effective amendment to the registration statement relating to this Prospectus.

The Common Stock Units are being sold on a continuous basis pursuant to Rule 415. The offering of the Common Stock Units will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness. Management believes that the amount of Common Stock Units, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

The validity of the Common Stock being offered hereby have been passed upon for the Company by M. Peter Amaral, Esq., P.O. Box 971086, Boca Raton, Florida 33497-1086.

DILUTION

Our net tangible book value as of March 31, 2001 was $143,245 or $.057 per share. Our net tangible book value per share is determined by subtracting the total amount of our liabilities from the total amount of our tangible assets and dividing the remainder by the number of shares of our Common Stock outstanding. Based upon an estimated offering price of $4.50 per unit, the exercise price of the Warrant B, purchasers of units in this offering would realize an immediate, substantial dilution of $4.443 per share of Common Stock.

DETERMINATION OF OFFERING PRICE

The amount and the price of the Common Stock Units being offered by the Selling Security Holders, and the exercise price of any outstanding warrants, have been established arbitrarily and may bear no relationship to the Company's asset value, book value, net worth, or any other established criteria of value. We have arbitrarily determined the offering price of securities that we have sold previously based on our assessment of the possible earnings potential of the Company at that time, and our assessment of the minimum share price that may be attractive to potential investors of our Common Stock. The Selling Security Holders have not yet determined any specific plan of distribution. Such Common Stock and Redeemable Warrants may be sold by the Selling Security Holders in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, or at fixed prices, which may be changed. The Selling Security Holders may effect such transactions by selling the Units, the Common Stock or Redeemable Warrants to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Common Stock or Redeemable Warrants for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Plan of Distribution" and "Selling Security Holders."

SELLING SECURITY HOLDERS

All of the shares of Common Stock (collectively, the "Shares") offered herein for the accounts of the persons identified in the following table (the "Selling Security Holders") are intended to be offered to the public immediately upon effectiveness. The Selling Security Holders and the amount of securities that may be acquired by each are set forth below.

177,100 shares of Common Stock being offered by the Selling Security Holders were acquired as a component of a Unit in a non public offering by the Company. 2,059,550 additional shares, which will be offered by the Selling Security Holders, may be acquired by them as follows: 1,416,800 shares at an exercise price of $1.25 pursuant to the outstanding Warrant A; 442,750 shares at an exercise price of $4.00 pursuant to the outstanding Warrant B, and 200,000 shares at exercie price of $4.50 pursuant to the outstanding Heartland Warrants. As of the date of this Prospectus, no Selling Security Holder has exercised any of the warrants described above.

Name, and position, office, or other material relationship with the Company, if any	Number of Shares Owned Before the Offering	Number of Shares Being Offered	Number of Shares Owned After the Offering	% of Class Owned After the Offering
Kathy Hassler	1,100	1,100	0	-
Robert Green	1,000	1,000	0	-
Harley Levernez	2,000	2,000	0	-
John Kornovich	3,000	3,000	0	-
Jeffrey Diehi	2,000	2,000	0	-
Dimitri Dimitri	2,000	2,000	0	-
Dennis Yankus	2,000	2,000	0	-
Evelyn Sakry	1,000	1,000	0	-
Kathyryn Jahnke	1,000	1,000	0	-
Richard Holborn	5,000	5,000	0	-
Chintana Ohi	12,500	12,500	0	-
Kathleen Pratt	1,000	1,000	0	-
Richard Shultz	12,500	12,500	0	-
Greg Brenny	5,000	5,000	0	-
Joseph Zachman	10,000	10,000	0	-
Richard Lash	2,000	2,000	0	-
Donald DeBoer	2,000	2,000	0	-
Clark Misemer	1,000	1,000	0	-
Lyle Happel	2,000	2,000	0	-
Donald Wimperis	4,000	4,000	0	-
Will Kociemba	6,000	6,000	0	-
Daniel Robak	4,000	4,000	0	-
Leonid Sorin	1,000	1,000	0	-
Bruce Kuiper	1,000	1,000	0	-
Interim Investment Grp	1,000	1,000	0	-
Key Management, Inc.	1,000	1,000	0	-
Jennifer Weyrauch	1,000	1,000	0	-
Heartland Diversified Industries, Inc.	429,000	74,000	355,000	14.1%
Wyman Taylor	12,000	2,000	10,000	-
Raymond Orton	2,000	2,000	0	-
Michael McLaughlin, Jr.	5,000	5,000	0	-
Kelly Christiansen Custodian	2,000	2,000	0	-
Paul Taylor Custodian	1,000	1,000	0	-
Lindsay McLaughlin	1,000	1,000	0	-
Bonnie Taft	1,000	1,000	0	-
Jessie Taft	1,000	1,000	0	-
John McLaughlin, Custodian. Former CEO	1,000	1,000	0	-

PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS

All of the shares of Common Stock (collectively, the "Shares") offered herein for the accounts the Selling Security Holders are intended to be offered to the public immediately upon effectiveness of the registration statement of which this Prospectus is a part. Currently, no underwriter is involved in the distribution of the securities that may be owned by the Selling Security Holders, but rather sales will be made by the Selling Security Holders either directly or through one or more securities brokers or dealers in over-the-counter transactions on The NASDAQ Stock Market, or in privately negotiated transactions. At the time that a particular offer of any of the Shares is made by or on behalf of a Selling Security Holder, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

Shares sold in over-the-counter transactions will be sold at the current market prices at the time of sale, and any Shares sold in private transactions will be sold at prices acceptable to the buyer and seller. Broker/dealers through which the Selling Security Holders effect sales of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation). No Selling Security Holder has any plans currently with any particular broker/dealer.

The Selling Security Holders and any broker/dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

The Redeemable Warrants offered herein for the accounts the Selling Security Holders are intended to be offered to the public immediately upon effectiveness of the registration statement of which this Prospectus is a part. The Selling Security Holders have not informed the Company whether they will sell such Redeemable Warrants publicly or whether they will exercise them and sell the Shares issuable upon such exercise to the Public. If it is determined to sell the Redeemable Warrants publicly, they will be sold in a manner similar to the sale of the Shares described above.

Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, any person engaged in a distribution of Common Stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to the Common Stock during the applicable "cooling off" period (9 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing restriction, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Rules 10b-6 and 10b-7 in connection with transactions in the Shares, which provisions may limit the timing of purchases and sales of shares of Common Stock by the Selling Security Holders.

The Selling Security Holders will receive the entire proceeds from the sale of their Shares, less any commissions paid to brokers or dealers for executing such offers. Although the Company will not receive any funds from the sale of the Selling Security Holders' shares, the Company will pay for all expenses of the offering and will furnish current prospectuses to the Selling Security Holders at their request.

LEGAL PROCEEDINGS

As of the date of the Prospectus, the Company is not a party to any pending legal proceeding (or its property is the subject of a pending legal proceeding), nor is any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company a party adverse to the Company in any legal proceeding or has a material interest adverse to the Company.

EXPERTS

The consolidated financial statements as of December 31, 2000 of Bernard, Allan & Edwards, Inc. included in this Prospectus, has been examined by Larry Legel, CPA, independent certified public accountants, as set forth in their report appearing herein and have been included in reliance upon such representation of and upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The articles of incorporation of Bernard, Allan & Edwards, Inc. provide indemnification of directors and officers and other corporate agents to the fullest extent permitted under the laws of Florida. The articles of incorporation also limit the personal liability of the Corporation's directors to the fullest extent permitted by the Florida Business Corporation Act which contains provisions entitling our directors and officers to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Corporation, provided said officers or directors acted in good faith. Because indemnification or liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons by these, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

RECENT SALES OF UNREGISTERED SECURITIES

At organization on February 7, 2000 we commenced issuance of an aggregate of 1,000,000 founders' shares to 13 individuals and 1 corporation at a nominal price of $.001 per share.

On and after July 1, 2000 we issued 177,100 Units comprising: 1 share of Common Stock; 1 Warrant A which may be exercised for 8 shares of Common Stock at the exercise price of $1.25 per share of Common Stock; 1 Warrant B which may exercised for 2.5 shares of Common Stock at the exercise price of $4.00 per share of Common Stock. The Units were acquired at an offering price of $.40 per Unit by 38 purchasers. We paid commissions on these sales to Bernard, Lee & Edwards Securities, Inc., a NASD broker dealer that we acquired recently in a stock for stock transaction. We paid $7,084 in commissions and fees and received $63,756 in net proceeds respecting this offering.

On March 16, 2001 we issued 100,000 shares of Common Stock to one individual as compensation for consulting services and as an incentive to continue to provide services for and create loyalty to the Company. There were no fees or deductions.

The issuance of these shares was exempt from registration in reliance on Section 4(2) of the Securities Act. The purchasers had a prior business relationship with the founders, no general media was used in the offerings, and the purchasers are financially sophisticated investors with knowledge and experience in financial and business matters and were capable of evaluating the merits and risks of the prospective investment, and had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate the prospects for success of the Company and other relevant factors before making an investment.

ORGANIZATION WITHIN LAST FIVE YEARS

Bernard, Allan & Edwards, Inc. was recently organized in February, 2000. Commencing in July, 2000 the Company conducted a private offering of its securities which were sold by Bernard, Lee & Edwards Securities, Inc., which was paid commissions of $7,084 based upon the aggregate amount of sales of securities it made during that offering. Messrs. McLaughlin and LaRossa are controlling persons of Bernard, Lee & Edwards Securities, Inc.

UNDERTAKINGS

(a) Rule 415 Offering. We are registering securities under Rule 415 of the Securities Act and undertake that we will:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

  (iii) Include any additional or changed material information on the plan of distribution.

  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  ___________________________________________

  FINANCIAL STATEMENTS

  BERNARD, ALAN & EDWARDS, INC.

  AUDITOR'S REPORT & FINANCIAL STATEMENTS

  As of and for the Period from February 7, 2000

  through December 31, 2000

  Larry Legel, CPA

  5100 N. Federal Highway

  Suite 409

  Ft. Lauderdale, FL 33308

  (954) 493-8900

  BERNARD, ALAN & EDWARDS, INC.

  FINANCIAL STATEMENTS

  DECEMBER 31, 2000

  TABLE OF CONTENTS

  LARRY LEGEL, CPA

  Practice Concentrating inTaxation and Securities

  5100 N. Federal Highway, Suite 409, Ft. Lauderdale, FL 33308

  Tel: (954) 493-8900
  Fax: (954) 493-8300

  e-mail: LarryLegel@aol.com

  INDEPENDENT AUDITOR'S REPORT

  Shareholders

  Bernard, Allan & Edwards, Inc.

  Leesburg, FL

  I have audited the accompanying balance sheet of Bernard, Allan & Edwards, Inc., as of December 31, 2000, and the related statements of operations, changes in shareholders' equity, and cash flows for the period from February 7, 2000 (from inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

  I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, the financial position of Bernard, Allan & Edwards, Inc. as of December 31, 2000, and the results of its operations and its cash flows from February 7, 2000 (from inception) through December 31, 2000 in conformity with generally accepted accounting principles.

  /s/ Larry Legel

  Larry Legel, CPA

  May 17, 2001

  Ft Lauderdale, FL

	BERNARD, ALLAN & EDWARDS, INC.
	BALANCE SHEET
	AS OF DECEMBER 31, 2000

	ASSETS

Current Asset
Cash				$ 60,902

Equipment				1,145
Less Accumulated Depreciation				114
Net Equipment				1,031

Total				$ 61,933

	LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts Payable				$ -

Shareholders' Equity
Common Stock - No Par Value;
30,000,000 shares authorized; 1,177,100 shares issued
and outstanding				64,756
Deficit accumulated during the development stage				(2,823)
Total Shareholders' Equity				61,933

Total				$ 61,933

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	STATEMENT OF OPERATIONS
FOR THE PERIOD FEBRUARY 7, 2000 ( DATE OF INCEPTION)
	THROUGH DECEMBER 31, 2000

Interest Income				$ 867

Expenses				3,690

Income (Loss) Before Income Taxes				$ (2,823)

Provision for Income Taxes				0

Net Income (Loss)				$ (2,823)

Net Income (Loss) per Share of Common Stock

Basic				$0.00

Diluted				$0.00

Weighted Average Number of Common Shares Outstanding

Basic				1,008,755

Diluted				1,243,177

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH DECEMBER 31, 2000

		COMMON STOCK
	SHARES	AMOUNT	DEFICIT	TOTAL

Balance February 7, 2000	0	$0	$0	$0

Issuance February 21, 2000	875,000	875		875

Issuance April 8, 2000	125,000	125		125

Private Placement July 1, 2000	177,100	70,840		70,840

Underwriting Expenses		(7,084)		(7,084)

Net (Loss)			(2,823)	(2,823)

Balance December 31, 2000	1,177,100	$64,756	($2,823)	$61,933

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	TO DECEMBER 31, 2000

Cash Flows from Operating Activities:
Net Income (Loss)				$ (2,823)
Adjustment to Reconcile Net Income (Loss) to
Net Cash (Used by) Operating Activities:
Depreciation				114
Net Cash (Used By) Operating Activities				$ (2,709)

Cash Flows from Investing Activities:
Purchase of Equipment				1,145
Net Cash (Used By) Investing Activities				$ (1,145)

Cash Flows from Financing Activities:
Issuance of Common Stock				$ 71,840
Underwriting Expenses				7,084
Net Cash Provided By Financial Activities				$ 64,756

Net Increase in Cash and Cash Equivalents				60,902

Cash and Cash Equivalents at Beginning of Period				$ -

Cash and Cash Equivalents at End of period				$ 60,902

The accompanying notes are an integral part of these financial statements.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH DECEMBER 31, 2000

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Bernard, Allan & Edwards, Inc. was incorporated on February 7, 2000 as Internet-
Estreet.Com, Inc. in the State of Florida. On March 16, 2001, the shareholders approved the change of the name to Bernard, Allan & Edwards, Inc. The Company is in the development stage. The Company intends to achieve future growth through the acquisition of public accounting practices and the offering of investment banking services to the clients of these firms and others.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing as may be required.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

ESTIMATES

The preparation of the Company's financial statements in conformity with Generally
Accepted Accounting Principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash approximates fair value due to the short maturity of these instruments. None of the financial instruments are held for trading purposes.

BERNARD, ALLAN & EDWARDS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)
FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH DECEMBER 31, 2000

DEPRECIATION

Equipment is carried at cost. Depreciation is computed using the straight line method for financial reporting purposes over a period of five years.

INCOME TAXES

Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

NET INCOME (LOSS) PER SHARE OF COMMON STOCK

As of December 31, 2000, the Company adopted Statement of Financial Accounting
Standards (SFAS) No. 128, "Earnings Per Share", which specifies the method of computation, presentation, and disclosure for earnings per share. SFAS No. 128 requires the presentation of two earnings per share amounts, basic and diluted.

Basic earnings per share is calculated using the average number of common shares outstanding. Diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the dilutive effect of outstanding stock options using the "treasury stock" method.

NOTE 2 - PREFERRED STOCK

The Company is authorized to issue 3,000,000 shares of no par value preferred stock.
No shares have been issued to date.

NOTE 3 - PRIVATE PLACEMENT

A private offering memorandum, dated July 1, 2000 provided for the sale of up to 250,000 units with an effective date of July 1, 2000. The offering price of a unit was $0.40 and consisted of one share of common stock, one warrant A to purchase eight shares of common stock and one warrant B to purchase two and one-half shares of common stock. The agency agreement to offer the units for sale was signed with Bernard, Lee & Edwards Securities, Inc., a Company related through common ownership. The agreement for a payment of a 10% commission was for a period of ninety days. The offering closed during September, 2000 with the sale of 177,100 units.

BERNARD, ALLAN & EDWARDS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)
FOR THE PERIOD FROM FEBRUARY 7, 2000 (DATE OF INCEPTION)
	THROUGH DECEMBER 31, 2000

NOTE 3 - PRIVATE PLACEMENT (continued)

Warrant A gives the holder the right to acquire eight shares of the Company's common stock for each Warrant A at an exercise price of $1.25 per share. Warrant B gives the holder the right to acquire two and one-half shares of the Company's common stock for each Warrant B at an exercise price of $4.00 per share. The warrants cannot be exercised until the effective date of the registration statement being filed with the Securities and
Exchange Commission for the purpose of registering the common stock and warrants.
Warrant A will expire twelve months from said effective date, and Warrant B will expire eighteen months from said date. The warrants will remain effective during the exercise period, and the Company's board of directors has the right to extend expiration dates as long as the registration statement filed with the SEC is kept current. The Company will have the right to call the warrants upon thirty days written notice to warrant owners, and it will pay $.02 per warrant for each warrant not exercised. Warrant A cannot be called unless the bid price of the Company's common stock is $2.00 or higher for a period of twenty consecutive trading days, and Warrant B cannot be called unless the bid price of the common stock is $5.00 or higher for twenty consecutive trading days.

INCENTIVE STOCK OPTION PLAN

The Board of Directors has approved on March 16, 2001 and the shareholders have approved the plan to grant 1,000,000 options to purchase 1,000,000 common shares of the Company's stock. No options have been granted as of this date.

NOTE 4 - INCOME TAXES

Significant components of deferred income taxes are as follows:

Net operating loss $		425
Total deferred tax asset		425
Less Valuation allowance		425
Net deferred tax asset $		0

The Company does not anticipate showing a profit as it will more than likely spend all investment income on investigating merger candidates. A valuation allowance of $425 as of December 31, 2000 is maintained on deferred tax assets which the Company has not determined to be more likely than not realized at this time. The Company will continue to review this valuation on an annual basis and make adjustments as appropriate.

As of December 31, 2000, the Company had a net operating loss carry forward of $2,823.
The net operating loss can be carried forward to offset future taxable income and will expire December 31, 2020.

	BERNARD, ALLAN & EDWARDS, INC.
	NOTES TO FINANCIAL STATEMENTS (continued)
FOR THE PERIOD FROM FEBRUARY 7, 2000 ( DATE OF INCEPTION )
	THROUGH DECEMBER 31, 2000

NOTE 5 - SUBSEQUENT EVENTS

The Board of Directors, on March 16, 2001, approved a consulting agreement with an accountant. The accountant agreed to be involved in identifying and evaluating accounting firms that may be acquired. The agreement will commence with the effective date of the
SEC registration for the Company. In exchange for his services, the consultant will receive
100,000 shares of common stock as initial compensation.

The Board of Directors, on March 16, 2001, also approved a plan to acquire Bernard, Lee
& Edwards Securities, Inc. This will facilitate the Company with its plan to offer, besides accounting services, financial planning, variable annuities, mutual funds and investment banking which are all classified as securities. The Company will acquire all of the outstanding common and preferred stock in exchange for 1,247,500 shares of its unissued common shares. Bernard, Lee & Edwards Securities, Inc. had 500 shares of
8% cumulative and convertible preferred stock outstanding. It also had a note receivable from a company, both of which were owned by a company whose principal stockholder and President is also a stockholder and the Chief Executive Officer of Bernard, Allan
& Edwards, Inc. As an inducement to the preferred stockholder to forgive all unpaid cumulative preferred dividends and to reduce the note receivable from $25,000 to $15,000, the Company has issued a warrant to purchase 200,000 shares of the Company's common stock at the exercise price of $4.50 for a period of three years from the effective date of the SEC registration with the understanding that the underlying shares to be issued upon the exercise of the warrants will be registered with the contemplated SEC filing.

On April 6, 2001, the Company formed a wholly-owned subsidiary called Accounting
Services Acquisition Partners, Inc. (ASAP). The Company's intent is to acquire accounting firms that will operate as subsidiaries.

  BACK COVER PAGE OF PROSPECTUS

  SELLING SECURITY HOLDERS 26

  Common Stock Units

  No Par Value

  BERNARD, ALLAN & EDWARDS, INC.

  No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and if given of made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made in connection herewith shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the Securities in any jurisdiction where such sale or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such and offer or solicitation.

  May 31, 2001